Exhibit 99.5

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription Agreement”) is entered into on May 20, 2026, by and between Osisko Development Corp., a company continued under the Canada Business Corporations Act (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, the Company is issuing and selling $225,000,000 principal amount of its 4.125% convertible senior notes due 2031 (the “Securities”) in a private offering (the “Offering”) in compliance with the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to that certain Purchase Agreement, dated May 20, 2026 (the “Purchase Agreement”), by and between the Company and Cantor Fitzgerald & Co. (“Cantor”), as representative of the several initial purchasers therein (the “Initial Purchasers”). The Securities will be convertible into cash, common shares (the “Underlying Shares”) in the capital of the Company (“Common Shares”) or a combination of cash and Underlying Shares, at the Company’s election.

WHEREAS, Subscriber desires to subscribe for and purchase from the Company, contingent on the consummation of the Offering, which is scheduled to occur on May 26, 2026 (the “Offering Closing Date”), $50,000,000 principal amount of the Securities (the “Subscribed Securities”) for an aggregate purchase price equal to (i) 100% of the principal amount of the Subscribed Securities, plus (ii) accrued and unpaid interest from the Offering Closing Date to, but excluding, the Closing Date (as defined below) (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company.

WHEREAS, in connection with the issuance of the Securities on the Closing Date, the Company and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”), will enter into an indenture in respect of the Securities in substantially the form attached hereto as Exhibit A (the “Indenture”) (together with this Subscription Agreement and the Subscribed Securities, the “Transaction Documents”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                   Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Securities (such subscription and issuance, the “Subscription”). The Subscribed Securities will be sold to Subscriber without being registered under the Securities Act, in reliance upon an exemption therefrom.

2.                   Offering Memorandum and Transaction Information. A preliminary offering memorandum, dated May 20, 2026 (the “Preliminary Offering Memorandum”), has been prepared, and an offering memorandum, dated May 20, 2026 (the “Offering Memorandum”), will be prepared, in connection with the offering of the Securities and the Underlying Shares. Any reference to the Preliminary Offering Memorandum, the supplemental pricing information to the Preliminary Offering Memorandum effective immediately prior to 7:00 p.m. (New York City time) on the date of this Subscription Agreement, which time shall be the “Applicable Time” for purposes of this Subscription Agreement, as set forth in Schedule I hereto (the “Pricing Term Sheet”), or the Offering Memorandum shall be deemed to refer to and include all documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of such memorandum and incorporated by reference therein, and any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, and prior to such specified date.

3.             Closing.

(a)                Closing. The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on May 29, 2026 (the “Closing Date”). For purposes of this Subscription Agreement, “Business Day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed, or the banking institutions in New York, New York, Toronto, Ontario or Montreal, Quebec are authorized or required by law or executive order to close or be closed.

(b)                Closing Mechanics.

(i)                 At least two Business Days before the anticipated Closing Date, the Company shall deliver notice to Subscriber (the “Closing Notice”) specifying (A) the anticipated Closing Date and (B) the wire instructions for delivery of the Purchase Price to the account specified by the Company. No later than one Business Day after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Securities to Subscriber.

(ii)               Subscriber shall deliver to the Company on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against delivery (with such delivery to occur promptly following receipt of the Purchase Price) by the Company to Subscriber of the Subscribed Securities in definitive form and registered in the name of Subscriber.

(c)                Conditions to Closing. The Closing shall be subject to the satisfaction or valid waiver in writing (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, and Subscriber, on the other, of the conditions that, on the Closing Date:

(i)                 (A) no suspension of the qualification of any of the Common Shares for sale or trading on the New York Stock Exchange (“NYSE”), or the TSX Venture Exchange (the “TSXV,” and, together with the NYSE, the “Exchanges”), or, to the Company’s knowledge, initiation or threat of any proceedings for any of such purposes, shall have occurred and (B) the Underlying Shares issuable upon conversion of the Subscribed Securities in accordance with the terms and conditions of the Subscribed Securities and the Indenture shall be authorized for trading on the NYSE and will be conditionally approved for listing on the TSXV subject to customary conditions;

(ii)               all conditions precedent to the closing of the Offering shall have been satisfied or waived, as determined by the parties to such agreements, and the closing of the Offering shall have occurred prior to the Closing; and

(iii)             no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d)                The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)                 all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, except to the extent that any such representation or warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing or such earlier date; and

(ii)               Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

(e)                The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that:

(i)                 on the Closing Date, all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date, except to the extent that any such representation and warranty is expressly made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing or such earlier date;

(ii)               on the Closing Date, the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)             between the date hereof and the Closing Date, there has not occurred any Company Material Adverse Effect (as defined below).

4.             Company Representations and Warranties and Covenants. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Securities. The Company represents and warrants to Subscriber as of the date hereof and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date, that:

(a)                Offering Memorandum. The Preliminary Offering Memorandum or the Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)                Pricing Disclosure Package. the Preliminary Offering Memorandum, as supplemented by the Pricing Term Sheet (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Offering Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                Good Standing of the Company. The Company exists under the Canada Business Corporations Act, has filed the required annual returns, has paid all prescribed fees required and has all requisite corporate power and authority to issue and sell the Subscribed Securities and to enter into and carry out its obligations under this Subscription Agreement.

(d)                Exchange Approval. Upon issuance, the Underlying Shares will be authorized for trading on the NYSE and conditionally approved for listing on the TSXV subject to customary conditions.

(e)                Authorization; Enforceability. The Company has the corporate power and authority to enter into this Subscription Agreement and perform the transactions contemplated hereby. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and by public policy limitations relating to indemnification and similar matters.

(f)                 Underlying Shares. Upon issuance and delivery of the Subscribed Securities in accordance with this Subscription Agreement and the Indenture, the Subscribed Securities will be convertible at the option of the holder thereof into cash, Underlying Shares or a combination of cash and Underlying Shares, at the Company’s election, in accordance with the terms of the Subscribed Securities and the Indenture; the maximum number of Underlying Shares initially issuable upon conversion of the Subscribed Securities, including the maximum number of additional Common Shares by which the Conversion Rate (as such term is defined in the Indenture) may be increased upon conversion in connection with a Make-Whole Fundamental Change, Optional Redemption, or Tax Redemption (as each such term is defined in the Indenture) and assuming (x) a single holder of the Subscribed Securities converted all of the Subscribed Securities, and (y) the Company elects, upon such conversion of the Subscribed Securities, to deliver solely Underlying Shares, other than cash in lieu of any fractional shares, in settlement of such conversion, have been duly authorized and reserved and, when and to the extent issued upon conversion of the Subscribed Securities in accordance with the terms of the Subscribed Securities and the Indenture, will be duly and validly issued, fully paid and non-assessable, and will conform in all material respects to the description of the share capital of the Company contained in the Offering Memorandum and the Pricing Disclosure Package; and the issuance of the Subscribed Securities and the Underlying Shares upon conversion thereof will not be subject to any preemptive or similar rights.

(g)                Authorization of the Securities. The Subscribed Securities have been duly authorized by the Company and, when issued and delivered pursuant to this Subscription Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued; the Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Subscribed Securities and the Indenture will conform in all material respects to the descriptions thereof in the Offering Memorandum and the Pricing Disclosure Package.

(h)                No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any governmental authority is required for the execution, delivery and performance by the Company of this Subscription Agreement or the Indenture, the issuance and sale by the Company of the Subscribed Securities, or the issuance of Underlying Shares upon conversion of the Subscribed Securities, in each case, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable U.S. federal or state securities laws, applicable securities laws of each of the provinces and territories of Canada, other than New Brunswick and Saskatchewan (the “Qualifying Jurisdictions”) and the respective rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in the Qualifying Jurisdictions (“Canadian Securities Laws”), or rules of the Exchanges in connection with the sale of the Subscribed Securities.

(i)                 No Conflicts. Neither the execution of this Subscription Agreement, nor the issuance, offering or sale of the Subscribed Securities, nor the issuance of Underlying Shares upon conversion of the Subscribed Securities, nor the execution, delivery or compliance by the Company with all of the terms and provisions this Subscription Agreement, nor the consummation of any of the transactions contemplated herein and therein contemplated by this Subscription Agreement, will conflict with, or will result in a breach or violation of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that, individually or in the aggregate, would not be reasonably be expected to have a Company Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any law applicable to the Company or of any governmental authority having jurisdiction over the Company.

(j)                 Reporting Issuer Status. As of the date hereof, the Company is a “reporting issuer” in all provinces and territories of Canada within the meaning of Canadian Securities Laws in such provinces and territories and is not currently in default of any requirement of the Canadian Securities Laws of such jurisdictions, and the Company is not included on a list of defaulting reporting issuers maintained by any of the securities commissions or similar regulatory authority of such jurisdictions.

(k)                No Material Litigation. There are no actions, suits or proceedings by or before any governmental authority pending, nor, to the Company’s knowledge, any audits or investigations by or before any governmental authority, to which the Company or a subsidiary is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, would have a Company Material Adverse Effect and, to the Company’s knowledge, no such actions, suits, proceedings, audits or investigations are threatened or contemplated by any governmental authority or threatened by others.

(l)                 Compliance with Laws. The Company is in compliance in all material respects with, and has not received any written communication from a governmental authority with competent jurisdiction that alleges that the Company is not in compliance in all material respects with, or is in default or violation of, the applicable provisions of (i) the Securities Act, the Exchange Act and the rules and regulations thereunder, and (ii) the rules and regulations of the Commission, in each case to the extent applicable to the Company, except, in each case, where such non-compliance, default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(m)              No Representations. Except for the representations and warranties contained in this Section 4, the Company makes no express or implied representation or warranty, and the Company hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

5.             Subscriber Representations and Warranties. Subscriber represents and warrants to the Company as of the date hereof and (except to the extent such representations and warranties expressly relate to an earlier date) as of the Closing Date, that:

(a)                Subscriber is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)                This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles, and by public policy limitations relating to indemnification and similar matters.

(c)                The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Securities and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other material agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not reasonably be expected, individually or in the aggregate, to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Securities.

(d)                Subscriber (i) is (A) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or (B) an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (9) of Regulation D under the Securities Act), satisfying the applicable requirements set forth on Annex A hereto, (ii) an “institutional account” as defined in FINRA Rule 4512(c), (iii) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or affiliate and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iv) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities.

(e)                Subscriber understands that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act. Subscriber understands that the Subscribed Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of clauses (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any book-entry position or certificates representing the Subscribed Securities shall contain a legend to such effect. Subscriber understands and agrees that the Subscribed Securities will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Securities and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities.

(f)                 Each book entry for the Subscribed Securities shall contain a notation, and each certificate, if any, evidencing the Subscribed Securities shall be stamped or otherwise imprinted with a restrictive legend as required by the terms of the Indenture and the Subscribed Securities.

6.            (a)                 Unless determined otherwise in compliance with applicable law, the Subscribed Securities, and any Underlying Shares, will bear the following restrictive legend and may not be transferred otherwise than in accordance with the transfer restrictions set forth in such legend:

“IN CANADA, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR THE SECURITIES ISSUED UPON THE EXERCISE OF THIS SECURITY BEFORE [Insert the date that is four months and one day following the issue date of the Subscribed Securities].”

and if required:

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE  SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE [AND ANY SECURITIES ISSUED UPON THE EXERCISE OF SUCH SECURITIES]1 MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [Insert the date that is four months and one day following the issue date of the Subscribed Securities].”

(b)                Subscriber acknowledges, represents and agrees with the Company:

(i)                 no prospectus has been or will be filed with the securities commission or similar regulatory authority of any province or territory of Canada in connection with the offer and sale of the Subscribed Securities and any Underlying Shares;

(ii)               Subscriber is entitled under Canadian Securities Laws to purchase the Subscribed Securities without the benefit of a prospectus qualified under such Canadian Securities Laws;

(iii)             Subscriber is purchasing the Subscribed Securities in reliance on the prospectus exemption provided by Section 2.3 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) and is an “accredited investor” within the meaning of paragraphs (m) and (t) of the definition of “accredited investor” in NI 45-106 and is purchasing the Subscribed Securities as principal for its own account and, if requested to do so, Subscriber shall provide the Company with confirmation of the specific paragraph of the definition of “accredited investor” on which it is relying;

(iv)              it is not an individual;

(v)                it is an “insider” (within the meaning of Canadian Securities Laws) of the Company;

(vi)              it was not created or used solely to purchase or hold securities as an accredited investor under NI 45-106;

(vii)            it has received written notice that if the Subscribed Securities are entered into a direct registration or other electronic book-entry system, or if it did not directly receive a certificate representing the Subscribed Securities, the resale of such Subscribed Securities and any Underlying Shares is restricted in accordance with the legend set forth above;

1 To insert only on legend for Notes.

(viii)          it confirms that it:

a.                   is not a member of the Aggregate Pro Group, as that term is defined in Policy 1.1 of the TSXV;

b.                  is an “insider” of the Company within the meaning of applicable policies and rules of the TSXV and, as of the date hereof, holds 48,591,775 Common Shares and warrants to purchase 18,300,000 Common Shares; and

c.                   acknowledges the supplementary agreement dated August 15, 2025, between the Company and Subscriber (the “Supplementary Agreement”), which remains in full force and effect, that the Subscribed Securities constitute “Convertible Securities” under and for the purposes of the Supplementary Agreement and that Subscriber may not convert the Subscribed Securities to the extent such conversion would result in Subscriber exceeding the “Ownership Threshold” set out in the Supplementary Agreement.

(ix)              Subscriber acknowledges and agrees that it has not received and has not been provided with documents that may be construed as an “offering memorandum” under applicable Canadian securities laws, other than the Preliminary Offering Memorandum, Pricing Term Sheet and Offering Memorandum.

(c)                If required by applicable securities laws or stock exchange rules, it shall use commercially reasonably efforts to execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Subscribed Securities by Subscriber as may be required by applicable securities laws or any securities commission, stock exchange or other regulatory authority.

(d)                Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company in this Subscription Agreement , and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(e)                In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein and in the Transaction Documents. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has had the opportunity to review all reports required to be filed by the Company with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities.

(f)                 Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber and the Company and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber and the Company. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity other than the statements, representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Securities offered to Subscriber, by any other means, and neither the Company nor any of its Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, the Securities Act, or any state securities laws.

(g)                Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Securities. Subscriber understands that the purchase and sale of the Subscribed Securities hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(h)                Subscriber represents and acknowledges that Subscriber has, alone or together with any professional advisor(s), adequately analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that the possibility of total loss exists.

(i)                 Subscriber understands and agrees that no U.S. federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(j)                 Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 3(b)(ii) of this Subscription Agreement.

(k)                No foreign person (as defined in 31 C.F.R. Part 800.224) will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Subscribed Securities hereunder.

(l)                 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber with the Commission with respect to the beneficial ownership of the Common Shares prior to the date hereof, Subscriber is not currently a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act). Subscriber acknowledges that Subscriber has been advised to consult Subscriber’s own tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities.

(m)              Except for the representations and warranties contained in this Section 5, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

7.                   Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) upon the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement, (b) if, on the Closing Date, any of the conditions to Closing set forth in Section 3 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived in writing (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (c) June 5, 2026; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, the Company’s or Subscriber’s willful breach of its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and the other party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Upon the occurrence of any of the foregoing clauses (a)-(c), this Subscription Agreement shall be void and of no further effect and any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one business day) following the applicable termination event be returned to Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

8.                   Miscellaneous.

(a)                All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail with no mail undeliverable or other rejection notice, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 8(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)                Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and its counsel will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c)                Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d)                Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)                The Company shall be solely responsible for and shall bear all costs and expenses incurred by or on behalf of the Company in connection with this Subscription Agreement.

(f)                 Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(g)                All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h)                The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided that the Company agrees to keep any such information provided by Subscriber confidential.

(i)                 This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(j)                 This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to Subscriber or its affiliates shall remain in full force and effect.

(k)                Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(l)                 If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties will endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s).

(m)              This Subscription Agreement may be executed and delivered in one or more counterparts and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal Electronic Signatures in Global and National Commerce Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(n)                Remedies.

(i)                 The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(ii)               Each of the parties hereto shall be entitled to obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 3(c), Section 3(d) and Section 3(e) of this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. The parties hereto further agree (A) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (B) not to assert that a remedy of specific enforcement pursuant to this Section 8(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (C) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(o)                THIS SUBSCRIPTION AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Subscription Agreement or any transaction contemplated by this Subscription Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts (collectively, the “Designated Courts”). The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Designated Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with this Section 8(o) shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to matters to which the parties have submitted to jurisdiction as set forth above.

(p)                The Company and Subscriber hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Subscription Agreement or the transactions contemplated hereby.

(q)                This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(r)                 The Company shall, by 9:00 a.m., New York City time, on the first Business Day immediately following the date of this Subscription Agreement (such date and time, the “Disclosure Deadline”), issue one or more press releases or file with the Commission a Report on Form 6-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Offering and any other material, nonpublic information regarding the Company or its subsidiaries or securities that the Company or any of its officers, directors, employees, agents or representatives has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees.

(s)                 All references to “$” in this Subscription Agreement refer to United States dollars.

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

OSISKO DEVELOPMENT CORP.

By:	/s/ Sean Roosen
Name:	Sean Roosen
Title:	Chief Executive Officer

Address for Notices

1100 Avenue des Canadiens-de-Montréal, Suite 300
Montréal, Québec H3B 2S2
Canada
Attention: General Counsel

[Signature Page to Subscription Agreement]

SUBSCRIBER:

DOUBLE ZERO CAPITAL, LP,

as managed by its General Partner, BRAND NAME GP LLC

By:	/s/ Wen Hou
Name:	Wen Hou
Title:	Manager

Address for Notices:

10785 West Twain Avenue, Suite 250

Las Vegas, NV 89135

Email:  wh@doublezerocapital.com

Subscriber must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified in the Closing Notice.

[Signature Page to Subscription Agreement]